UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
X Preliminary Information Statement
  Confidential,  For Use of the  Commission  Only (as Permitted by Rule 14c-5(d)
  (2))
  Definitive Information Statement
FTLA, INC.
(Name of Registrant as Specified in its Charter)
Payment of Filing Fee (Check the appropriate box):
X No fee required
_ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): (4) Proposed maximum aggregate value of transaction:
(5) Total fee paid: Fee paid previously with preliminary materials.
Check box if any of the fee is offset as provided by Exchange Act Rule 0-11
(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

NOTICE OF PROPOSED CORPORATE ACTION
BOCA RATON, FLORIDA
April 1, 2002
To the Shareholders of FTLA, Inc.:
FTLA, Inc., a Florida corporation (the 'Company'), will change its name to LISKA BIOMETRY, INC.
On March 26, 2002, the Directors of the Company unanimously approved the adoption of Articles of Amendment to the Articles of Incorporation of the Company (the 'Amendment') to change the name of the Company to LISKA BIOMETRY, INC. The Company's Board of Directors believes that approving the Amendment is in the best interests of the Company and its shareholders. On March 26, 2002, the Company's majority shareholder, Kojon Biometrics Inc., which owns ninety one percent (91%) of the outstanding shares of the Company's voting stock executed a written consent approving the Amendment.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY. The attached Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. The Information Statement contains a more detailed description of the Amendment. I encourage you to read the Information Statement thoroughly.
By Order of the Board of Directors,
/s/ Lam Ko Chau
---------------
Lam Ko Chau, sole director
FTLA, INC.
6066 Vineyards Drive
Ottawa, Ontario Canada K1C 2M5

INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY. GENERAL

This Information Statement is being furnished to the shareholders of FTLA, INC, a Florida corporation (the 'Company'), in connection with the adoption of Articles of Amendment to the Articles of Incorporation of the Company (the "Amendment") by the written consent of the holder of a majority interest of the Company's voting stock (the "Voting Stock"). On March 26, 2002, the Company's Board of Directors and the Holder of the majority interest of the Company's common stock approved an amendment to the Company's Articles of Incorporation to change its name from "FTLA, Inc.," to "Liska Biometry, Inc." The proposed Amendment becomes effective as of April 12, 2002. On March 26, 2002, the Company's majority shareholder, Kojon Biometrics, Inc., who holds nine million (9,000,000) shares of common stock, representing a majority (approximately 91%) of the Voting Stock, gave their written consent to the adoption of the Amendment. The filing of the amendment will occur on or about April 12, 2002. The date on which this Information Statement is intended to be sent to the shareholders is on or about April 1, 2002. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Stock of the Company is March 26, 2002 ("the Record Date").
The Company need not hold a special meeting of its shareholders to approve the amendment, pursuant to Section 607.0704 of the Florida Business Corporation Act (the 'Florida Act'), which provides that an action required to be taken at an annual meeting or special shareholders' meeting may be taken without a meeting, without prior notice, and without a vote, if the action is taken by written consent of the shareholders with at least the number of votes needed to authorize the action at a meeting at which the shareholders were present and voted. Pursuant to Section 607.1003 of the Florida Act, the approval of a majority of the outstanding shares of Company's voting stock is required to amend the Company's Articles of Incorporation. The consent process eliminates the costs and management time involved in holding a special meeting and permits the Company to effect the Amendment as early as possible.
Pursuant to Section 607.0704 of the Florida Act, the Company must provide written notice of the taking of the corporate action without a meeting to shareholders who have not consented in writing to the action within 10 days after it takes the action. This Information Statement serves as written notice to the shareholders of record of the action taken. No additional action will be undertaken pursuant to this written consent.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
EXECUTIVE OFFICES
The Company's principal executive offices are located at FTLA, INC., 6066 Vineyard Drive Ottawa, Ontario Canada K1C 2M5. The Company's telephone number is (613) 837-1909.
OUTSTANDING VOTING STOCK OF THE COMPANY
The record date the action taken is March 26, 2002 ("the Record Date"). The following chart shows, as to each class of voting securities of the Company entitled to vote at a meeting or by written consent if no meeting is held, and as of the Record Date, the number of shares outstanding and the number of votes to which each class is entitled:
----------------------------------------------------------------
Class of Stock    Voting Shares            % of Voting Shares
-------------- ------------------------ ------------------------
Common              9,898,275                    100.00%
----------------------------------------------------------------

On March 26, 2002, the majority shareholder of FTLA, Inc., Paragon Management and Marketing Inc., sold 9,000,000 shares of its common stock to Kojon Biometry Inc., a Canadian Corporation, in exchange for $100,000. Of this amount $75,000 was paid in cash by Kojon Biometry, Inc., and $25,000 was paid by a promissory note payable by Kojon Biometry Inc. to Paragon Management and Marketing, Inc. Lam Ko Chau is the majority shareholder of Kojon Biometry, Inc. owning 3,500,000 shares or sixty percent (60%) of its common stock. As a result of the transaction, Kojon Biometry holds 9,000,000 shares of the Company's common stock which represents ninety-one percent (91%) of the Company's common stock.
At the time of the stock purchase, Lyndell Parks, the Company's president and a director and Audra Parks, the Company's secretary, treasurer and a director, resigned and appointed Lam Ko Chau to the Company's Board of Directors to fill the vacancies created by their resignation. Lam Ko Chau is the President and a Director of Kojon Biometry, Inc. and will serve until the next annual meeting of the Shareholders.

ARTICLES OF AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION
Generally.
The Board of Directors of the Company has approved an amendment to Article I of the Company's Articles of Incorporation to change the Company's name from "FTLA, Inc." to "Liska Biometry, Inc."

Reasons for the Proposed Name Change.
The Company's new business plan consists of Biometric identification services specifically, products and technology for the identification and authentication of individuals using live scan fignerprints. The name Liska Biometry, Inc. implies a focus on Biometric identification. The Company's Board of Directors believes that the name change to Liska Biometry, Inc. reflects the Company's current business plan and distinguishes the Company from its previous period of inactivity.

No Dissenter's Rights.
Under the Florida Act, shareholders are not entitled to dissenter's rights with respect to the Company's proposed amendment to the Company's Articles of Incorporation to change its name.

The complete text of the Articles of Amendment to the Articles of Incorporation is set forth as Exhibit A to this Information Statement.

Interest of Certain Persons in the Matters to be acted Upon.

On March 26, 2002, Paragon Management and Marketing Inc., our majority shareholder, sold 9,000,000 shares of our common stock to Kojon Biometrics Inc., a Canadian Corporation, in exchange for $100,000. Lam Ko Chau, the majority shareholder of Kojon Biometrics, Inc., owns 3,500,000 shares or sixty percent (60%) of Kojon Biometrics, Inc. common stock. As a result of the transaction, Kojon Biometrics, Inc. holds 9,000,000 shares of the Company's common stock which represents ninety-one percent (91%) of our common stock.
At the time of the stock purchase, Lyndell Parks, the Company's President and Director, and Audra Parks, the Company's Secretary, Treasurer and Director, resigned and appointed Lam Ko Chau to the Board of Directors to fill the vacancies created by their resignation. Lam Ko Chau is the Controlling Shareholder, President and Director of Kojon Biometrics, Inc.

By Order of the Board of Directors,
/s/ Lam Ko Chau
Lam Ko Chau- President and a Director

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF FTLA, INC.
Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:
FIRST: Amendment adopted: ARTICLE 1 is being amended to read:
The name of the corporation is: Liska Biometry, Inc.
SECOND: The effective date of this amendment shall be April 22, 2002.
THIRD Adoption of Amendment:
[X] The amendment was approved by the shareholders of the Corporation and unanimously approved by the Board of Directors of the Corporation. The number of votes cast for the amendment was sufficient for approval.
Signed this 26th day
of March, 2002.
Signature: Lam Ko Chau
Lam Ko Chau-President and a Director